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                                 Exhibit 24.1

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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS







We have issued our report dated June 8, 1995 accompanying the financial statements of Java Centrale, Inc. appearing in the 1995 Annual Report of the Company to its shareholders included in the Annual Report on Form 10-K for the year ended March 31, 1995 which are incorporated by reference in this Registration Statement and Prospectus. We consent to the incorporation by reference in this Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".



/s/ Grant Thornton LLP
Sacramento, California
June 27, 1996